Exhibit 32
CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Christopher R. Gruseke and Courtney E. Sacchetti hereby jointly certify as follows:
They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Bankwell Financial Group, Inc. (the “Company”);
To the best of their knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher R. Gruseke
Christopher R. Gruseke President and Chief Executive Officer
March 12, 2024
/s/ Courtney E. Sacchetti
Courtney E. Sacchetti Executive Vice President and Chief Financial Officer
March 12, 2024